                                                                    EXHIBIT 23.2

                                  April 9, 2008

For:
INKSURE TECHNOLOGIES INC.

Attn: Mr. Mickey Brandt

                   RE: INKSURE TECNOLOGIES INC. - FORM 10-KSB

We hereby confirm our consent to use the name of this firm in connection with the Risk Factors under the headlines "Under current Israeli law, Inksure Ltd.
May not be able to enforce covenants not to compete" (page 30) and "Under
Israeli Law, our stockholders may face difficulties in the enforcement of civil liabilities" from the word "However, subject to (11th line)..." through the end of the paragraph (page 31), of the form 10-KSB filed by you with the U.S.
Securities and Exchange Commission.

                                                       Very truly yours,

                                                    Yossi Avraham, Arad & Co.